Exhibit 10.2
RELEASE AGREEMENT
     This Release Agreement is entered into this 30th day of December, 2008 by and among (i) ION Geophysical Corporation, a Delaware corporation (“ION”), (ii) 3226509 Nova Scotia Company, a Nova Scotia unlimited liability company (“Buyer”), (iii) ARAM Systems Ltd., an Alberta corporation (“ARAM”), (iv) Canadian Seismic Rentals Inc., an Alberta corporation (“CSRI” and, together with ARAM, the “Acquired Entities”), (v) Maison Mazel Ltd. (formerly known as 1236929 Alberta Ltd.) an Alberta corporation (“Maison Mazel”) and (vi) the individuals and entities (including Maison Mazel) designated as “Sellers” on the signature pages of this Release Agreement (each individually, a “Seller” and collectively, “Sellers” and, together with the Acquired Entities, the “Seller Parties”). ION, Buyer and the Seller Parties are sometimes referred to herein as the “Parties.” Capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings ascribed thereto in the Purchase Agreement (as defined below).
W I T N E S S E T H:
     WHEREAS, the Parties entered into that certain Amended and Restated Share Purchase Agreement, dated as of September 17, 2008 (the “Purchase Agreement”), whereby ION agreed to purchase from the Sellers certain issued and outstanding shares of ARAM and CSRI;
     WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of September 17, 2008 by and between ION and Buyer, ION assigned all of its rights and delegated all of its obligations under the Purchase Agreement to Buyer, but remained liable to the Sellers for all of such delegated obligations;
     WHEREAS, contemporaneously with the execution and delivery of this Release Agreement, (i) Buyer and Maison Mazel are amending and restating the terms of the Buyer Note pursuant to the terms and conditions of that certain Amended and Restated Subordinated Promissory Note bearing even date herewith (the “Amended and Restated Note”), (ii) ION and Maison Mazel are amending and restating the terms of the Guaranty pursuant to the terms and conditions of that certain Amended and Restated Guaranty bearing even date herewith (herein so called) and (iii) ION, Buyer and the Acquired Entities are assigning to Maison Mazel their rights, title and interests in and to the Income Tax Receivables in payment and satisfaction of Buyer’s and ION’s obligations under and related to the Buyer Additional Note and the Additional Guaranty pursuant to the terms and conditions of that certain Assignment Agreement bearing even date herewith (the “Assignment Agreement”);
     WHEREAS, the Parties desire to modify certain of their respective rights and obligations with respect to the requirement to deposit Escrow Funds, purchase price adjustments and indemnification, under the Purchase Agreement; and
     WHEREAS, in furtherance of the Parties’ intentions, Buyer, on its own behalf and on behalf of each of the Buyer Indemnified Parties, desires to release the Sellers of and from their obligations to indemnify the Buyer Indemnified Parties for breaches of the representations and warranties contained in the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:
1. Termination of Escrow Agreement. Concurrently with the execution and delivery of this Release Agreement, ION, Buyer and Maison Mazel, acting through their respective Representatives, shall deliver joint written instructions to the Escrow Agent to terminate the Escrow Agreement in accordance with its terms; provided that the fees and expenses of the Escrow Agent are paid in full in accordance with the terms of the Escrow Agreement. The Parties shall do all things necessary or appropriate, and shall execute and deliver any and all such documents, instruments or certificate, as may be reasonably required to evidence the termination of the respective parties’ obligations under the Escrow Agreement and the satisfaction of the parties’ liabilities thereunder. Without limitation of the generality of the foregoing, (a) Buyer shall have no obligation to, and shall not, deposit any amounts in escrow with the Escrow Agent; and (b) no principal, interest or any other amounts payable on the Buyer Note (as such Buyer Note is amended and restated) shall be deposited by the Buyer in escrow with Escrow Agent.
2. Release from Indemnification Provisions of Purchase Agreement. Effective as of the date hereof, none of the Seller Parties shall have any liability for any Breach of their respective representations and warranties contained in Section 2.2 or Article 3 of the Purchase Agreement or in any certificate related to such representations and warranties (except any liability for any fraudulent act or willful misconduct) and, without limiting the generality of the foregoing:
a.	Buyer on its own behalf, and on behalf of each of the Buyer Indemnified Persons (collectively the “Releasors”), hereby unconditionally releases and forever discharges each of the Sellers and the Seller Indemnified Persons (the “Releasees”) jointly and severally from any and all actions or causes of actions, suits, debts, dues, sums of money, expenses, acts, omissions, claims, costs of any nature, including costs on a solicitor and client basis, demands, contracts and covenants, whether express or implied, and for damages, contribution or indemnity, interest, loss or injury of every nature and kind, known or unknown which the Releasors, or any of them, may hereto have had, may now have, or may hereinafter have against the Releasees, or any of them, at law or in equity under any statute for or by reason of any cause, matter or thing whatsoever arising out of, or related to, any breach of the representation and warranties of the Sellers or the Seller Parties, or any of them, contained in Section 2.2 or Article 3 of the Purchase Agreement or in any certificate related to such representations and warranties (collectively, the “Released Representations and Warranties”), except for any fraudulent act or willful misconduct, which are not released hereby.

b.	Buyer will defend, indemnify and hold the Releasees, and each of them, harmless from and against, and shall pay any, and all Damages suffered or incurred by the Releasees, directly or indirectly, resulting from, relating to, arising out of or attributable to any claim by the Releasors, or any of them, against the Releasees, or any of them, in relation to the Released Representations and Warranties.
3. Final Adjustment of Aggregate Purchase Price under Purchase Agreement. The Purchase Agreement currently provides in Section 1.5 thereof for the adjustment of the Aggregate

Purchase Price as more particularly set out therein. The Parties agree that the Aggregate Purchase Price will be finally adjusted as follows:
a.	The Buyer will deliver to the Sellers the Closing Statement required to be delivered as referred to in Section 1.5(e) of the Purchase Agreement on a date that is within ten (10) Business Days after the Income Tax Receivables assigned to Maison Mazel pursuant to the Assignment Agreement are received by ION, Buyer and the Acquired Entities, or any of them, and paid over to and received by Masion Mazel (the “Receipt Date”);

b.	In preparing the Closing Statement, the Buyer will show the amount of any Income Tax Receivables Adjustment as required pursuant to Section 8 of the Assignment Agreement;

c.	The Aggregate Purchase Price will be adjusted as required by Section 1.5(b) of Purchase Agreement and Section 8 of the Assignment Agreement in accordance with the provisions set forth in Sections 1.5(f), 1.5(g), 1.5(h), 1.5(i), 1.5(j), 1.5(k) and 1.5(l) of the Purchase Agreement and, in the case of any Income Tax Receivables Adjustment, in accordance with Section 8 of the Assignment Agreement, except that:
i.	with respect to any adjustments required under Section 1.5(i), the date as of which the Parties shall review the collection history of the outstanding Receivables accounts of the Acquired Entities and their subsidiaries and compare such collection history to the Allowance for Doubtful Receivables as of the Closing Date shall be the Receipt Date instead of the date provided for in the Purchase Agreement; and

ii.	with respect to any adjustments required under Section 1.5(j), the date as of which the Parties shall review CSA Collections and Net Recoveries regarding the CSA Receivables accounts referred to in Section 1.5(j) shall be the Receipt Date instead of the date provided for in the Purchase Agreement;
d.	After the amounts of all such adjustments are determined, (i) any net amount owing to the Sellers resulting from such adjustments (together with any interest owing to the Sellers pursuant to Section 1.5(o) of the Purchase Agreement) shall be paid, dollar-for-dollar, to the Sellers by Buyer; and (ii) any net amount owing to Buyer resulting from such adjustments (together with any interest owing to Buyer pursuant to Section 1.5(o) of the Purchase Agreement) shall be set off against amounts payable to the Buyer under the Amended and Restated Note; and such payment or set-off, as the case may be, shall be made within ten (10) Business Days after the date of receipt by the Sellers of the Closing Statement from Buyer or the resolution of any dispute in relation thereto pursuant to Section 1.6, as the case may be.

e.	For greater certainty, Section 1.6 of the Purchase Agreement will apply to the final adjustment of the Aggregate Purchase Price contemplated by this Section 3.
The adjustments to the Aggregate Purchase Price provided for this Section 3 are intended to be the full and final adjustment between Buyer and the Sellers of the Aggregate Purchase Price under Section 1.5 of the Purchase Agreement, as modified by the Assignment Agreement to provide for the Income Tax Receivables Adjustment, and Buyer and the Sellers agree, there will be no further adjustments to the Aggregate Purchase Price under Section 1.5 of the Purchase Agreement.
4. Purchase Agreement. Any terms and conditions of the Purchase Agreement that are inconsistent with or contrary to the provisions of Sections 2 or 3 of this Release Agreement shall be, and they hereby are, modified and amended to the extent necessary to give full force and effect to the provisions of Section 2 and 3 hereof. However, nothing contained herein shall relieve or excuse the Seller Parties of or from any of their obligations or liabilities under the Purchase Agreement or otherwise for any breach or violation of their covenants contained in the Purchase Agreement, nor any of their respective liabilities or obligations with respect to any purchase price adjustments benefiting Buyer that are required pursuant to the terms of Section 1.5 of the Purchase Agreement, in each case after giving full effect to Sections 2 and 3 of this Release Agreement. The Parties agree to use their respective Best Efforts to amend the terms of the Purchase Agreement to more fully set forth and reflect the provisions of this Release Agreement, and agree to execute and deliver such other documents or instruments and perform such actions and do such things to more fully effectuate the terms of this Release Agreement. The Parties further agree that the releases granted under Sections 2 and 3 of this Release Agreement are not conditional on the amendment of the terms of the Purchase Agreement or the execution or delivery of the documents or instruments or the performance of the actions or the doing of the thing contemplated by the immediately preceding sentence and any failure to make any such amendments or any failure by the Releasees, or any of them, to execute or deliver any such document or instrument or to perform any such action or do any such thing shall not affect the respective rights and obligations of the Parties under Section 2 or 3 of this Release Agreement.
5. Representations and Warranties by Buyer. Buyer represents and warrants to Sellers that the statements contained in this Section 5 are correct and complete.
a.	Buyer has the corporate power and authority to execute and deliver this Release Agreement and the Amended and Restated Note and to perform its obligations under this Release Agreement and the Amended and Restated Note. Buyer has taken all action necessary to authorize the execution and delivery of this Release Agreement and the Amended and Restated Note and the performance of Buyer’s obligations hereunder and thereunder, including the release hereunder of the Seller Indemnified Parties, and each of them, from the Released Representation and Warranties.

b.	Buyer has the right to grant to the Releasees, and each of them, on its own behalf and on behalf of the other Releasors, the release from the Released Representation and Warranties hereby granted.

c.	This Release Agreement has been duly authorized, executed and delivered by, and is Enforceable against, Buyer and each of the other Releasors, and the Amended and Restated Note, when executed and delivered by Buyer, will be duly authorized, executed and delivered by, and be Enforceable against, Buyer and guaranteed by ION under the Amended and Restated Guaranty, in accordance with their respective terms.

d.	The execution and delivery of this Release Agreement and the Amended and Restated Note and the performance by Buyer of its obligations hereunder and thereunder and the release hereunder of the Releasees from the Released Representations and Warranties will not (a) Breach any Law or Order to which Buyer is subject or any provision of its Organizational Documents; (b) Breach any Contract, Order or Permit to which Buyer is a party or by which it is bound or to which any of its assets is subject; or (c) require any Consent.
6. Successors. All of the terms, agreements, covenants, representations, warranties and conditions of this Release Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties (and in the case of the Sellers, their respective spouses) and their respective successors, assigns, heirs, estates and personal representatives.
7. Benefit. Nothing in this Release Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto, any claims, rights, remedies, obligations or liabilities under or by reason of this Release Agreement (except for any third-party beneficiary rights of the Buyer Indemnified Persons and the Seller Indemnified Persons).
8. Notices. All notices, requests, demands, claims, instructions and other communications hereunder shall be in writing. Any notice, request, demand, claim, instruction or other communication to be given hereunder by any Party to the other Parties shall be sent by facsimile (with confirmation received of the recipient’s number) to the number stated below or shall be delivered personally or sent by registered or certified mail (postage prepaid and return receipt requested) to the address stated below.
If to Buyer and to the Acquired Entities:
ION Geophysical Corporation
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
Attention: R. Brian Hanson
Facsimile: (281) 879-3674
Copy to (which shall not constitute notice):
ION Geophysical Corporation
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
Attention: David L. Roland
Facsimile: (281) 879-3600

And
Mayer Brown LLP
700 Louisiana Street, Suite 3400
Houston, Texas 77002
Attention: Marc H. Folladori
Facsimile: (713) 238-4696
If to Sellers
161 Lochend Drive
Cochrane, Alberta T4C 2H2
Attention: Donald G. Chamberlain
Facsimile: (403) 932-2438
Copy to (which shall not constitute notice):
Borden Ladner Gervais LLP
1000 Canterra Tower
400 Third Avenue S.W.
Calgary, Alberta T2P 4H2
Attention: David C. Whelan
Facsimile: (403) 266-1395
or at such other facsimile number or address for a Party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party. Any notice which is sent by facsimile or addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Party to which it is addressed on the date indicated on the facsimile confirmation or the postal receipt. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
9. Submission to Jurisdiction. Each Party irrevocably and unconditionally attorns to the jurisdiction of the courts of the Province of Alberta in any Action arising out of or relating to this Release Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Release Agreement in any other court. Each Party waives any objection to venue in any such Action and any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto and waives any right to elect trial by jury. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8. Nothing in this Section 9 will affect the right of any Party to bring any Action arising out of or relating to the Transaction Documents to which it is a party in any other court or to serve legal process in any other manner permitted at Law or in equity. Each Party agrees that a final judgment in any

Action so brought shall be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity.
10. Counterparts. This Release Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
11. Headings. The article and section headings contained in this Release Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Release Agreement.
12. Governing Law. This Release Agreement and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the Province of Alberta, without giving effect to any choice of Law principles thereof.
13. Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Release Agreement will be valid, unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.
14. Construction. The Parties have participated jointly in the negotiation and drafting of this Release Agreement. If an ambiguity or question of intent or interpretation arises, this Release Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Release Agreement. Any reference to any federal, provincial, state, local or foreign Law shall be deemed also to refer to such Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means “including without limitation.”
15. Binding Effect. All of the terms of this Release Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors, assigns, heirs, estates and personal representatives of Buyer and Sellers and each of them.
[The pages immediately following this page are the signature pages]

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

ION:

ION GEOPHYSICAL CORPORATION

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Senior Vice President and General Counsel

BUYER:

3226509 NOVA SCOTIA COMPANY

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Vice President

ACQUIRED ENTITIES:

ARAM SYSTEMS LTD.

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Director

CANADIAN SEISMIC RENTALS INC.

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Vice President

SELLERS:

DONALD G. CHAMBERLAIN

By:	/s/ Donald G. Chamberlain
Name:	Donald G. Chamberlain, individually

CHRISTOPHER M. CHAMBERLAIN

By:	/s/ Christopher M. Chamberlain
Name:	Christopher M. Chamberlain, individually

DANIEL C. O’REILLY

By:	/s/ Daniel C. O’Reilly
Name:	Daniel C. O’Reilly, individually

MAISON MAZEL LTD.

By:	/s/ Donald G. Chamberlain
Name:	Donald G. Chamberlain
Title:	President

BLUE SKY SERVICES INC.

By:	/s/ Daniel C. O’Reilly
Name:	Daniel C. O’Reilly
Title:	President